[LETTERHEAD OF MILES & STOCKBRIDGE P.C.]





October 23, 2009


Tweedy, Browne Fund Inc.
350 Park Avenue
New York, NY 10022


Ladies and Gentlemen:

We have acted as special Maryland counsel to Tweedy, Browne Fund Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an indefinite number of shares of its Tweedy, Browne Global Value Fund II - Currency Unhedged Stock, par value $0.0001 per share (the "Shares"), on the Company's Post-Effective Amendment (or Amendments) to the Registration Statement on Form N-1A (Securities Act File No. 33-57724) filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

We have examined such records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms set forth in the Prospectus and Statement of Additional Information forming a part of such Post-Effective Amendment (or Amendments) to the Registration Statement, will be legally issued, fully paid and non-assessable, to the extent that (i) the number of Shares issued and outstanding at any time does not exceed the number of Shares authorized and classified as provided in the Company's Articles Supplementary filed with the State Department of Assessments and Taxation of the State of Maryland on October 15, 2009 and (ii) none of the Shares is issued and sold for consideration less than the par value thereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. We express no opinion as to the laws of any state or jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. Our opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

Very truly yours,

Miles & Stockbridge P.C.


By:      /s/ Charles B. Schelberg
   _________________________________
   Principal